                                                                 EXHIBIT 10.4(A)

                                                               [SAGE LETTERHEAD]

November 11, 2002

M.R. Katcher
c/o 300 Atlantic Street, Suite 302
Stamford,  CT 06901

Dear Mitch,

CLARIFYING AMENDMENT TO EMPLOYMENT CONTRACT

I hereby confirm that your existing employment contract is altered to bring it into line with more recent executive contracts. In particular, item (i) under
Section 10.6 ("Termination by the Executive for Special Limited Cause") is enhanced to include material reduction in compensation, to read as follows:

"In the event of a "Change of Control" as herein defined, and if during a period of twelve months following such change of control, there is, (i) a material reduction in Executive's duties and responsibilities, scope of employment or compensation, ..."

If you are in agreement with the updated terms of employment, please sign below and return one copy.

Yours truly,

H. Louis Shill                                Accepted: /s/ Mitchell R. Katcher
                                                        -----------------------
Chairman                                      Date:     11/15/02
                                                        -----------------------

cc:      Karen Kindermann, Director of Human Resources

September 15, 2002

M.R. Katcher
c/o 300 Atlantic Street, Suite 302
Stamford,  CT 06901

Dear Mitch,

APPOINTMENT AS CHIEF OPERATING OFFICER

It is with great pleasure that I confirm your appointment to a newly created position of Chief Operating Officer of Sage Life Assurance of America, Inc.. Your responsibilities will include oversight of operations, technology, product development, valuation and project management. In addition, you will stand in for me when I am unavailable to make executive decisions on behalf of the companies.

We will discuss the transition and communication of your new position in order to ensure that you can accommodate your important role on the current capital raising initiative.

PRO RATA BONUS IN THE EVENT OF TERMINATION WITHOUT CAUSE

I hereby confirm that your existing employment contract is enhanced to bring it into line with more recent executive contracts. Should your employment be terminated without cause, you will be eligible to receive a proportionate bonus up to the period of termination based on your most recent annual performance bonus.

GUARANTEED ANNUAL BONUS

In recognition of your contribution to the company you will receive no less than $176,250 (50% of your current base salary) for your annual performance bonus for the review period ended March 2003, payable in April 2003.

CAPITAL RAISING SUCCESS AND RETENTION BONUS

You will be taking on considerable additional effort and responsibilities to make the capital raising successful and will be key to the business thereafter. As acknowledgment of this, you will receive a capital raising success and retention bonus of twelve monthly payments equal to one twelfth of the annual performance bonus you receive in April 2003 (at least $14,687.50 per month). These payments will commence one week after the closing of the capital raising and continue for twelve months provided you remain with the company during this period. Should your services be terminated without cause, you will received the balance of payments due.

Congratulations Mitch, this is a testament to the vast contribution that you have made and continue to make in building our business. I am very excited about your new role in terms of its growth opportunity for you and positioning the business for the future.

If you are in agreement with the updated terms of employment, please sign below and return one copy.

Yours truly,

Robin I. Marsden                              Accepted: /s/ Mitchell R. Katcher
                                                        -----------------------
President & CEO                               Date:     9/16/02
                                                        -----------------------

cc:      Karen Kindermann, Director of Human Resources